Exhibit 4

KNIGHTSCOPE, INC.

SERIES M PREFERRED STOCK SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY SEEDINVEST TECHNOLOGY, LLC (THE “PLATFORM”) OR THROUGH SI SECURITIES, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM OR PROVIDED BY THE BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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This Series m Preferred Stock Subscription Agreement (this “Agreement”) is dated as of [XX], 2017, and is between Knightscope, Inc., a Delaware corporation (the “Company”), and the subscriber (“Subscriber”).

Section 1

Authorization, SUBSCRIPTION, Sale and Issuance

1.1           Offering Circular.  The Company has filed with the Securities and Exchange Commission (the “SEC”) an Offering Circular on Form 1-A, pursuant to Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), dated [ ], 2016 (which shall, with all exhibits thereto, as may be amended from time to time, be referred to herein as the “Offering Statement”).

The Offering Statement is available to the Subscriber online at: https://www.sec.gov/edgar/searchedgar/companysearch.html

1.2           Authorization.  The Company will, before the Initial Closing (as defined below), authorize: (a) the sale and issuance of up to 6,666,666 shares (the “Shares”) of the Company’s Series m Preferred Stock (the “Series m Preferred”), having the rights, privileges, preferences and restrictions set forth in the amended and restated Certificate of Incorporation of the Company (the “Restated Certificate”), in substantially the form included in the Offering Statement; and (b) the reservation of shares of Class A Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”). The Company may accept subscriptions until _______, 2017, unless otherwise extended by the Company in its sole discretion in accordance with applicable law (the “Termination Date”).

1.3           Subscription; Sale and Issuance of Shares.  (a) Subject to this Agreement, Subscriber irrevocably subscribes for and agrees to purchase the number of Shares indicated to the Company at a cash purchase price of $3.00 per share (the “Purchase Price”).

(b) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

Section 2

Closing Dates, PURCHASE PROCEDURE and Delivery

2.1           Closing.

(a)          The purchase, sale and issuance of the Shares shall take place at one or more closings at or prior to the Termination Date (each of which is referred to in this Agreement as a “Closing”). The initial Closing (the “Initial Closing”) shall take place at the time and place as the Company determines in its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Shares for which the Subscriber has subscribed. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.

(b)          If less than all of the Shares are sold at the Initial Closing, then, subject to this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”), prior to the Termination Date, up to the balance of the unissued Shares to such investors as may be approved by the Company in its sole discretion. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein. Each Subsequent Closing shall take place at such date, time and place as approved by the Company in its sole discretion.

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2.2           Payment; Escrow arrangements. Payment for the Shares shall be received by The Bryn Mawr Trust Company of Delaware (the “Escrow Agent”) from the Subscriber by ACH electronic transfer, wire transfer of immediately available funds, or other means approved by the Company at least two days prior to the applicable Closing. Upon such Closing, the Escrow Agent shall release such funds to the Company. The Subscriber shall receive notice and evidence of the digital entry of the number of the Shares owned by Subscriber reflected on the books and records of the Company and verified by VStock Transfer, LLC (the “Transfer Agent”), which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A of the Securities Act. Upon written instruction by the Subscriber, the Transfer Agent may record the Shares beneficially owned by the Subscriber on the books and records of the Company in the name of any other entity as designated by the Subscriber.

Section 3

Representations and Warranties of the Company

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. Prior to each Closing, the Subscriber is advised to consult the Offering Statement and other filings of the Company made publicly with the SEC.

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to this Agreement and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

3.2           Capitalization.

(a)          Immediately before the Initial Closing, the authorized capital stock of the Company is as set forth under “Securities Being Offered – General” in the Offering Statement.

(b)          The Shares, when issued and delivered and paid for in compliance with this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Subscriber.

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3.3           Authorization.  All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken before the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4           Financial Statements. Complete copies of the Company’s consolidated financial statements consisting of the balance sheets of the Company as of December 31, 2015 and 2014 and the related statements of operations, stockholders’ equity and cash flows for the two-year period then ended (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Statement. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the consolidated financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. Artesian CPA, LLC, which has audited the Financial Statements, is an independent accounting firm within the rules and regulations adopted by the SEC.

3.5           Intellectual Property Ownership. To the knowledge of the Company, the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity.

3.6           Compliance with Other Instruments. The Company is not in violation of any material term of its Restated Certificate or bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations pursuant to this Agreement, and the issuance of the Shares, and the Conversion Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s Restated Certificate or bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

3.7           Litigation.  Unless disclosed in the Offering Statement or a similar public filing, to the Company’s knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency.

3.8           Broker-Dealers.  The Company has engaged the Broker as its sole placement agent in connection with the sale of the Shares, with such commissions and discounts as outlined in “Plan of Distribution and Selling Stockholders – Commission and Discounts” section of the Offering Statement.

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3.9           No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.17         Proceeds. The Company intends to use the proceeds from the issuance and sale of the Securities as set forth under “Use of Proceeds” in the Offering Statement.

Section 4

Representations and Warranties of the Subscriber

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing:

4.1           No Registration.  The Subscriber understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein or otherwise made pursuant hereto.

4.2           Investment Intent.  The Subscriber is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for immediate resale in connection with, any distribution thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3           Accredited Investor Status or Investment Limits.  Subscriber represents that either:

(a) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(b) The purchase price, together with any other amounts previously used to purchase Shares, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

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4.4           Speculative Nature of Investment.  The Subscriber understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares. The Subscriber can bear the economic risk of the Subscriber’s investment and is able, without impairing the Subscriber’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Subscriber’s investment.

4.5           Company Information.  Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Statement. The Subscriber has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company’s business, management and financial affairs, and regarding the terms and conditions of this investment, which questions were answered to its satisfaction. The Subscriber believes that it has received all the information the Subscriber considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. Subscriber acknowledges that except as set forth herein and in the Offering Statement, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition. Subscriber acknowledges that Subscriber has received a copy of the Offering Statement, including the exhibits thereto.

4.6           No Public Market.  The Subscriber understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares.

4.7           Authorization.

(a)          The Subscriber has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Subscriber necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Subscriber’s obligations under this Agreement, has been taken or will be taken before the Closing.

(b)          This Agreement, when executed and delivered by the Subscriber, will constitute the valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)          No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Subscriber in connection with the execution and delivery of this Agreement by the Subscriber or the performance of the Subscriber’s obligations hereunder.

4.8           No Brokerage Fees.  There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Subscriber. The Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

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4.10         Tax Advisors.  The Subscriber has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Subscriber understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.11         Shareholder Information.  Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Shares or Conversion Shares, it will require the transferee of such Shares or Conversion Shares to agree to provide such information to the Company as a condition of such transfer.

4.12         Representations by Non-United States persons.  If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares and the Conversion Shares or any use of this Agreement, including (i) the legal requirements within the Subscriber’s jurisdiction for the purchase of the Shares and the Conversion Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Subscriber’s subscription and payment for, and the Subscriber’s continued beneficial ownership of, the Shares and the Conversion Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

Section 5

INDEMNITY

The representations, warranties and covenants made by the Subscriber herein shall survive the relevant Closing. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

Section 6

Miscellaneous

6.1           Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Subscriber.

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6.2           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)          if to the Subscriber, to the Subscriber’s address or electronic mail address as provided on the Platform or to such other address as may be specified by written notice from time to time by the Subscriber;

(b)          if to the Company, to the attention of the Chief Executive Officer of the Company at 1070 Terra Bella Avenue, Mountain View, CA 94043, or at such other current address as the Company shall have furnished to the Subscribers.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), Subscriber consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) electronic mail to the electronic mail address set forth on the Subscriber’s profile on the Platform (or to any other electronic mail address for the Subscriber or other security holder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Subscriber or other security holder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Subscriber or other security holder. This consent may be revoked by a Subscriber or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

6.3           Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

6.4           Expenses.  The Company and the Subscriber shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

6.5           Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Initial Closing.

6.6           Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Subscriber without the prior written consent of the Company. Any attempt by Subscriber without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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6.7           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subjects hereof and constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

6.8           Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, [or of or] in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.9           Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.10         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.11         Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.12         Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.13         Waiver of Class Action Claims.  THE PARTIES AGREE THAT THEY MAY BRING CLAIMS AGAINST THE OTHER ONLY IN THEIR RESPECTIVE INDIVIDUAL CAPACITIES, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS, REPRESENTATIVE, OR COLLECTIVE ACTION.

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6.14         Arbitration.  Subscriber agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from any breach of this Agreement, shall be subject to binding arbitration under the Arbitration PROVISIONS set forth in California Code of Civil Procedure SectionS 1280 through 1294.2 (the “ACT”) and pursuant to California law. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. subscriber further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with subscriber.

6.15         Procedure.  subscriber agrees that any arbitration will be administered by american arbitration association (“aaa”) pursuant to its COMMERCIAL Arbitration Rules & Procedures (the “aaa Rules”). THE ARBITRATION PROCEEDING SHALL BE CONDUCTED BEFORE A SOLE NEUTRAL ARBITRATOR AND EACH PARTY SHALL BE RESPONSIBLE FOR ITS OWN COSTS AND EXPENSES OF SUCH ARBITRATION. subscriber agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. subscriber agrees that the arbitrator shall issue a written decision on the merits. SUBSCRIBER ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. SUBSCRIBER AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. SUBSCRIBER agrees that the arbitrator shall administer and conduct any arbitration in ACCORDANCE with CALIFORNIA LAW, including the California Code of Civil Procedure AND THE CALIFORNIA EVIDENCE CODE, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the AAA Rules conflict with California law, California law shall take precedence. SUBSCRIBER further agrees that any arbitration under this agreement shall be conducted in SANTA CLARA COUNTY, california. The parties shall request that the arbitrator conduct the arbitration proceeding in an expedited fashion in order to complete the proceeding and render a written decision within 180 days of the date upon which the arbitrator was appointed under the AAA Rules. The parties shall use their best efforts to cooperate with the arbitrators to complete the proceeding and render a decision within such 180 day period.

6.16         Remedy.  Except as provided by the ACT AND THIS AGREEMENT, arbitration shall be the sole, exclusive, and final remedy for any dispute between SUBSCRIBER and the Company. Accordingly, except as provided for by the ACT AND this agreement, neither SUBSCRIBER nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

6.17         Obligation of Company. The Company agrees to use its reasonable efforts to enforce the terms of this Agreement, to inform the Subscriber of any breach hereof (to the extent the Company has knowledge thereof) and to assist the Subscriber in the exercise of its rights and the performance of its obligations hereunder.

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6.18         Subscription Procedure. Each Subscriber, by providing his or her name and subscription amount and clicking “accept” and/or checking the appropriate box on the Platform (“Online Acceptance”), confirms such Subscriber’s investment through the Platform and confirms such Subscriber’s electronic signature to this Agreement. Subscriber agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Agreement and Online Acceptance establishes such Subscriber’s acceptance of the terms and conditions of this Agreement.

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